SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2009

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 North Ridgetop Road Santa Fe, New Mexico	87506
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary

On April 26, 2009, the Board of Directors (the “Board”) of Thornburg Mortgage, Inc., a Maryland corporation (the “Company”) approved the Company’s election to become subject to Section 3-804(b) of the Maryland General Corporation Law (“MGCL”). This election became effective on April 28, 2009, upon the filing with and acceptance for record by the State Department of Assessments and Taxation of Maryland of the Articles Supplementary filed as Exhibit 3.2 hereto. As a result of this election, the number of directors of the Company may be fixed only by vote of the Board, notwithstanding any contrary provision in the Company’s charter or Bylaws, including Article SIXTH of the Company’s charter, which provides that the number of directors of the Company may be increased or decreased pursuant to the Company’s Bylaws but, so long as the Company has at least three stockholders, may not be less than three directors.

Amended and Restated Bylaws

On April 26, 2009, the Board also approved certain amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide the Company with additional flexibility in its corporate governance structure as it winds down its operations and prepares for the filing of a petition in bankruptcy. The following summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws as amended on April 26, 2009, which are attached as Exhibit 3.1 hereto and are incorporated by reference herein.

Changes to Conform to Subtitle 8 Election

Section 1 of Article IV of the Bylaws was amended to reduce the vote required to fix the number of directors from 80% of the directors to a majority of the directors and to eliminate a provision that the Company may not have fewer than three directors. This change conforms the Bylaws to the Company’s election to be subject to Section 3-804(b) of the MGCL, as described above.

Elimination of Independent Director Requirements

Section 1 of Article IV of the Bylaws previously required that a majority of the Board be composed of independent directors, Section 6 of Article IV of the Bylaws previously required that a majority of the members of any Board committee be independent directors and the Bylaws previously required various actions, including any transactions involving Thornburg Mortgage Advisory Corporation (the “Manager”), to be taken or approved by the Company’s independent directors. The amendments to the Bylaws eliminate the requirements that the Company have independent directors, eliminate the independent director Board and Board committee composition requirements, eliminate all specific independent director approval requirements and eliminate all other provisions previously contained in the Bylaws relating to independent directors.

Reduction in Required Offices

The MGCL requires that a Maryland corporation have a president, a treasurer and a secretary. The Bylaws previously required that the Company also have a chairman of the board and chief financial officer. Article V of the Bylaws was amended to permit, but not require, the Board to appoint a chairman of the board and chief financial officer, eliminate a requirement that the Board re-appoint the Company’s officers on an annual basis, authorize the president to appoint vice presidents, assistant secretaries and assistant treasurers as necessary and otherwise streamline the process of appointing officers. These amendments did not affect the titles or responsibilities of any current officers of the Company.

Reduction of Minimum Size of Board Committees

Section 6 of Article IV of the Bylaws was amended to permit Board committees to be composed of at least one director rather than three directors and eliminate a statement that the Company must have an audit committee and other committees required by the rules of the Securities and Exchange Commission or the rules of any national securities exchange on which the Company’s stock is listed or traded. These amendments did not affect the composition or powers of the Company’s existing Board committees.

Elimination of Directors’ Duty to Operate as a REIT

Section 12 of Article IV of the Bylaws was amended to eliminate a statement previously contained in the Bylaws that the Company’s directors have a duty to ensure that the purchase, sale and retention of the Company’s assets, and the Company’s investment policies, be in compliance at all times with the restrictions applicable to real estate investment trusts under the Internal Revenue Code of 1986, as amended.

Elimination of Requirement to Hold Annual Meeting in June

Section 1 of Article III of the Bylaws was amended to eliminate a requirement that the Company hold its annual meeting of stockholders in June of each year.

Elimination of Supermajority Vote to Approve Certain Bylaw Amendments

Section 2 of Article IX of the Bylaws was amended to reduce the vote required to amend certain provisions of the Company’s Bylaws relating to the composition and classification of the Board of Directors from 80% of the directors then in office to a majority of the entire Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit
3.1	Amended and Restated Bylaws of Thornburg Mortgage, Inc., as amended on April 26, 2009.

3.2	Articles Supplementary of Thornburg Mortgage, Inc., filed April 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: April 30, 2009	By:	/s/ Larry A. Goldstone
Larry A. Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
3.1	Amended and Restated Bylaws of Thornburg Mortgage, Inc., as amended on April 26, 2009.

3.2	Articles Supplementary of Thornburg Mortgage, Inc., dated April 28, 2009.

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